Exhibit 5.1

HUNTON & WILLIAMS LLP 111 CONGRESS AVENUE SUITE 1800 AUSTIN, TEXAS 78701

TEL 512 • 542 • 5000 FAX 512 • 542 • 5049
February 3, 2010
Board of Directors
Hanmi Financial Corporation
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
Hanmi Financial Corporation
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Hanmi Financial Corporation, a Delaware corporation (the “Company”), in connection with the proposed sale of 5,070,423 shares of Common Stock, par value $0.001 per share (the “Securities”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) that has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). All of the Securities are being registered on behalf of certain securityholders of the Company.
     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.
     The Securities were issued and sold to Leading Investment & Securities Co., Ltd., a Korean securities broker-dealer (“Leading”), pursuant to a definitive Securities Purchase Agreement, dated June 12, 2009 (as amended, the “Securities Purchase Agreement”), by and between the Company and Leading.
     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things:
(i)	the Registration Statement, including the prospectus that forms a part of the Registration Statement and the documents incorporated therein by reference

(ii)	the Securities Purchase Agreement, including all amendments thereto;

(iii)	the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, and certified by the Secretary
ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO WASHINGTON
www.hunton.com

Hanmi Financial Corporation
February 3, 2010

of State of the State of Delaware on January 21, 2010 (“Articles of Incorporation”);

(iv)	the Bylaws of the Company, as amended to date hereof and currently in effect, certified by the Secretary of the Company (the “Bylaws”);

(v)	a certificate, dated as of a recent date from the Secretary of State of the State of Delaware, as to the existence and good standing in the State of Delaware of the Company; and

(vi)	certain resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement, the approval and authorization of the Securities Purchase Agreement, the issuance and sale of the Securities and related matters.
     For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of certificates, records and statements of public officials, (iv) the genuineness of signatures not witnessed by us, (v) the legal capacity of natural persons and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.
     As to questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company’s management and upon certificates of public officials and we do not assume any responsibility for the accuracy or completeness of such factual assertions. We have not undertaken any independent investigation of factual matters.
     Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Securities to be sold by the selling securityholders have been duly authorized and are validly issued, fully paid and nonassessable.
     We do not purport to express an opinion on any laws other than those of the Delaware General Corporation Law and those federal laws and regulations of the United States of America that attorneys exercising customary diligence would reasonably recognize as being customarily applicable to transactions of the type contemplated by the Registration Statement but without our having made any special investigation concerning the applicability of any other law or regulation.

Hanmi Financial Corporation
February 3, 2010

     This opinion is rendered only to you and is solely for your benefit in connection with the offer and sale of the Securities while the Registration Statement is in effect. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We undertake no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressee, or to take into account, or to advise you of, any changes in law, facts or other developments of which we may become aware.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Hunton & Williams LLP